Exhibit 10.1

Executed on or about August 6, 2008,

but effective as of May 29, 2008

Trump Entertainment Resorts Holdings, L.P.

Trump Entertainment Resorts, Inc.

TCI 2 Holdings, LLC

Trump Marina Associates, LLC

Trump Plaza Associates, LLC

Trump Taj Mahal Associates, LLC

Trump Entertainment Resorts Development Company, LLC

and

Trump Entertainment Resorts Funding, Inc.

c/o Trump Entertainment Resorts Holdings, L.P.

725 Fifth Avenue

New York, New York 10022

Attention:       Mr. John Burke

                        Executive Vice President and Corporate Treasurer

Re:	Second Amendment to Credit Agreement dated as of May 29, 2008, among Trump Entertainment Resorts Holdings, L.P. (the “Borrower”), Trump Entertainment Resorts, Inc., the Subsidiary Guarantors, the Lenders and Beal Bank as the Collateral Agent and the Administrative Agent (the “Second Amendment”)

Dear Mr. Burke:

Reference is hereby made to the Second Amendment and to the definition of the term “Trump Marina Sale” contained therein. Capitalized terms used herein and not defined are used herein as defined or referred to in the Credit Agreement, as such term is defined in the Second Amendment. Without limiting the generality of the foregoing, all references herein to the Credit Agreement shall mean the Credit Agreement as amended from time to time (including as amended by the Second Amendment).

I. Matters relating to the Trump Marina Sale

As you know, one of the requirements contained in the definition of the term “Trump Marina Sale” is that such a sale of the Trump Marina must be made “pursuant to a contract of sale that is in form and substance reasonably acceptable to the Agents”. As you also know, you have provided us with a copy of that certain Asset Purchase Agreement dated as of May 28, 2008, by and among Trump Marina Associates, LLC, as Seller, Coastal Marina, LLC, as Buyer, Trump Entertainment Resorts, Inc., as Parent, and Coastal Development, LLC, as Buyer Affiliate (including all Exhibits thereto), together with the Seller Disclosure Letter referred to therein (collectively, the “Asset Purchase Agreement”).

Subject to the proviso below, you are hereby informed that, for purposes of the definition of the term “Trump Marina Sale” as contained in the Second Amendment, the Asset Purchase Agreement is in a form and substance reasonably acceptable to the Agents; provided, however, that such statement and conclusion is expressly conditioned upon and subject to each of the following matters, to which each of the Loan Parties hereby agrees as evidenced by its execution of a copy or counterpart of this letter in the space provided hereinbelow:

(a) The Agent’s consent to or approval of the form of the Asset Purchase Agreement shall not, in any way, be deemed (i) a consent to, or an approval or a waiver of, any noncompliance with any term or provision of the Credit Agreement or any other Loan Document, (ii) an amendment to, or a modification of, any term or provision of the Credit Agreement or any other Loan Document, or (iii) a waiver of any right or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document; in addition, and without limiting the generality of the foregoing, this letter shall not constitute a termination, release or waiver of, and shall not in any way diminish or otherwise affect, any lien or security interest of any Agent or any Lender on or in the Trump Marina or any other property or asset or any right or remedy relating thereto, all of which liens, security interests, rights and remedies shall remain valid, enforceable and in full force and effect in accordance with their terms;

(b) Notwithstanding anything to the contrary contained herein and without limiting the generality of clause (a) proceeding, the Agents do not consent to or approve any adjustment to the purchase price payable pursuant to the Asset Purchase Agreement or otherwise which would result in the Net Cash Proceeds (inclusive of any such proceeds which may be reinvested in the business of the Borrower and its Subsidiaries or in any Casino Property) from the sale of the Trump Marina being less than $240,000,000;

(c) The Trump Marina and other property owned by Trump Marina Associates, LLC is subject to the lien and security interest granted to the Collateral Agent pursuant to, and other terms and provisions (including, without limitation, all rights and remedies of the Agents and the Lenders) of, the Mortgage covering such property, all of which liens and security interests and other terms and provisions (including, without limitation, all rights and remedies of the Agents and the Lenders) remain and shall continue in full force and effect in accordance with their terms (unless and until subsequently and expressly otherwise agreed in writing by the Agents and the Lenders). Accordingly, the Asset Purchase Agreement is, to such extent, subject to such Mortgage;

(d) Neither any Agent nor any Lender, nor any assignee or transferee by or through any Agent or any Lender, has any duty, liability or obligation of any kind or nature whatsoever under or otherwise with respect to the Asset Purchase Agreement or the sale of the Trump Marina or any other transaction contemplated thereby; in addition, and without limiting the generality of the foregoing, in the event that any portion of the assets of Trump Marina Associates, LLC (including, without limitation, the Trump Marina, but excluding the equity interests in Trump Marina Associates, LLC) are foreclosed against prior to the consummation of the Trump Marina Sale, neither any Agent nor any Lender, nor any assignee or transferee by or through any Agent or any Lender, shall have any duty, liability or obligation of any kind or nature whatsoever to consummate the Trump Marina Sale in accordance with the Asset Purchase Agreement or otherwise and such assets foreclosed against, if no longer owned by Trump Marina Associates, LLC, would no longer be bound by the terms and provisions of the Asset Purchase Agreement;

(e) Each of Trump Marina Associates, LLC and the General Partner agrees that it will not amend, supplement or otherwise modify the Asset Purchase Agreement or any agreement, document or instrument executed and/or delivered (or to be executed and/or delivered) in connection therewith, in each case in any material respect, without the prior written approval of the Administrative Agent (which consent shall not be unreasonably withheld);

(f) Each of the Borrower and the General Partner agrees that it will, promptly after its receipt thereof, deliver to the Administrative Agent a copy of the “Separation Plan”, as such term is defined in the Transitional Services Agreement dated as of May 28, 2008, between Trump Entertainment Holdings, L.P. and Coastal Marina, LLC, as such plan may be amended, supplemented or otherwise modified from time to time; and

(g) Each of the grantors or mortgagors under the Mortgages agrees that it will, promptly upon the request of the Administrative Agent, execute and deliver to the Administrative Agent an amendment to the Mortgages in form and substance satisfactory to the Administrative Agent which amends the first sentence of section 11.8 of the Mortgages to read in its entirety as follows:

“Notwithstanding any other provision of this Article XI, given the facts that Mortgagor is a New Jersey casino licensee, this Mortgage is considered a security by the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. (the ‘Casino Act’) and Mortgagor is not a publicly traded corporation, the NJCCC has a right of prior approval with regard to any transfer of this Mortgage to any party not exempt from the qualification requirements of the Casino Act, and the sale, assignment, transfer, pledge or other disposition of this Mortgage to any party not so exempt is conditional until a determination has been made by the NJCCC that such party is qualified and shall be ineffective if and when such party is disapproved by the NJCCC.”

You are hereby advised that, upon the execution of a copy or counterpart of this letter in the space provided below by each of the Loan Parties, all conditions precedent to the effectiveness of the Second Amendment set forth in Section 3.01 of the Second Amendment shall have been satisfied.

II. Matters relating to the Purchase of Debt

In addition to the foregoing matters relating to the Asset Purchase Agreement, the Loan Parties have requested the consent of the Agents and the Lenders to the purchase from time to time of Debt of one or more of the Loan Parties by one or more of the Loan Parties, which purchase is prohibited by Section 5.02(j) of the Credit Agreement. Notwithstanding Section 5.02(j) of the Credit Agreement and subject to the proviso below, the Agents and the Lenders hereby consent to the purchase of such Debt by one or more of the Loan Parties, provided that each of such purchases satisfies each of the following conditions and/or (as applicable) each of the following conditions is satisfied at the time of and immediately after giving effect to such purchase:

(i) such purchase shall not occur unless and until the Trump Marina Sale has been consummated in accordance with all terms, provisions and conditions of the Credit Agreement as to which performance by any of the Loan Parties is required as at the time of, or substantially concurrently with, the consummation of the Trump Marina Sale, including, without limitation, the satisfaction of the requirements of clause (ii) of Section 2.06(b) of the Credit Agreement to the effect that not less than the greater of $140,000,000 or 50% of the aggregate amount of Net Cash Proceeds (inclusive of any of such proceeds which may be reinvested in the business of the Borrower and its Subsidiaries or in Casino Property) from the Trump Marina Sale shall be used to acquire substitute collateral acceptable to the Required Lenders or deposited in the Collateral Account and pledged to the Collateral Agent as additional Collateral;

(ii) the aggregate purchase price that shall be paid or payable by the Loan Parties for or otherwise in connection with all such purchases of such Debt shall not exceed an amount equal to the portion of the Net Cash Proceeds of the Trump Marina Sale which is not required to be (A) used to acquire substitute collateral or deposited in the Collateral Account in accordance with clause (ii) of Section 2.06(b) of the Credit Agreement or (B) used for any other purpose in accordance with the Credit Agreement; and

(iii) no Default shall have occurred or be continuing at the time of such purchase or shall result from such purchase.

III. Miscellaneous

This letter agreement shall constitute a Loan Document.

Please evidence your agreement to the foregoing matters and the following matters relating to the waiver and release of the Agents and the Lenders by executing a copy or counterpart of this letter in the space provided below and returning the same, as so executed by you, to our counsel Ronald D. Rosener via email at rrosener@hunton.com, whereupon this letter shall become effective in accordance with its terms.

Please contact us if you have any questions or comments regarding this letter.

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IV. Waiver and Release of the Agents and the Lenders

TO INDUCE THE AGENTS AND THE LENDERS TO EXECUTE AND AGREE TO THE TERMS OF THIS LETTER, EACH OF THE LOAN PARTIES (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT, AS OF AUGUST 6, 2008, THERE ARE NO CLAIMS, COUNTERCLAIMS, CAUSES OF ACTION, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR DEMANDS AGAINST OR WITH RESPECT TO ANY OF ITS INDEBTEDNESS OR OBLIGATIONS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS AND, IN ADDITION, EACH OF THE LOAN PARTIES HEREBY:

(a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, COUNTERCLAIMS, CAUSES OF ACTION, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES AND DEMANDS, WHETHER KNOWN OR UNKNOWN, ARISING ON OR BEFORE THE AMENDMENT DATE; AND

(b) RELEASE. RELEASES AND DISCHARGES EACH OF THE AGENTS AND THE LENDERS AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, COUNTERCLAIMS, CAUSES OF ACTION, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES AND DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH SUCH LOAN PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING ON OR BEFORE AUGUST 6, 2008, AND FROM OR IN CONNECTION WITH OR RELATING TO THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY OR HEREBY.

Sincerely, BEAL BANK, as Collateral Agent, Administrative Agent and a Lender

By:	/S/ D. ANDREW BEAL
Name:	D. Andrew Beal
Title:	President

BEAL BANK NEVADA, as a Lender

By:	/S/ D. ANDREW BEAL
Name:	D. Andrew Beal
Title:	President

ACKNOWLEDGED, AGREED TO AND ACCEPTED

as of the date first above written:

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P., as Borrower
By:	Trump Entertainment Resorts, Inc., its general partner

By:	/s/ John P. Burke
Name:	JOHN P. BURKE
Title:	Interim Chief Financial Officer, Executive Vice President & Corporate Treasurer

TRUMP ENTERTAINMENT RESORTS, INC., as Guarantor

By:	/s/ John P. Burke
Name:	JOHN P. BURKE
Title:	Interim Chief Financial Officer, Executive Vice President & Corporate Treasurer

TCI 2 HOLDINGS, LLC, as a Subsidiary Guarantor
By:	Trump Entertainment Resorts, Inc., its sole member

By:	/s/ John P. Burke
Name:	JOHN P. BURKE
Title:	Interim Chief Financial Officer, Executive Vice President & Corporate Treasurer

TRUMP MARINA ASSOCIATES, LLC; TRUMP PLAZA ASSOCIATES, LLC; TRUMP TAJ MAHAL ASSOCIATES, LLC; TRUMP ENTERTAINMENT RESORTS DEVELOPMENT COMPANY, LLC; each as a Subsidiary Guarantor
By:	Trump Entertainment Resorts, Holdings, L.P., their sole member

By:	Trump Entertainment Resorts, Inc., its general partner

By:	/s/ John P. Burke
Name:	JOHN P. BURKE
Title:	Interim Chief Financial Officer, Executive Vice President & Corporate Treasurer

TRUMP ENTERTAINMENT RESORTS FUNDING, INC., as a Subsidiary Guarantor

By:	/s/ John P. Burke
Name:	JOHN P. BURKE
Title:	Interim Chief Financial Officer, Executive Vice President & Corporate Treasurer